Houston Wire & Cable Company Reports Results for the Quarter Ended June 30, 2015

HOUSTON, TX -- (Marketwired - August 06, 2015) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the second quarter ended June 30, 2015.

Selected quarterly highlights were:

  Sales of $78 million
  Completed the Southwest Wire Rope Houston facility consolidation
  Net loss of $0.6 million
  Adjusted net income of $1.5 million excluding the impairment charge relating to the Southwest Wire division and certain tradenames.
  Debt decreased to $40.3 million, lowest level since Q 1 2010
  Declared a dividend of $0.12 cents per share on August 4, 2015

First Quarter Summary
Jim Pokluda, President and Chief Executive Officer commented, "Market conditions did not improve in the second quarter and the combination of reduced demand in oil and gas and industrial markets and deflation in the price of metals significantly impacted our operating results. Sales decreased 24.6% from the second quarter of 2014, or approximately 20% when adjusted for declining metals prices. We estimate that Maintenance, Repair and Operations (MRO) sales fell 20% or approximately 15% on a metals-adjusted basis, while project sales decreased approximately 35%, or 30% on a metals-adjusted basis. Metals adjusted project and total sales excluding the negative impact resulting from a decline in a large and ongoing infrastructure project fell approximately 13% and 14%, respectively. Total transactional invoice activity decreased by 11%."

Gross margin at 21.7% was flat with the second quarter of 2014. Operating expenses at $17.2 million included an impairment charge for the goodwill associated with the Southwest Wire Rope division and certain tradenames totaling $3.0 million. Net of this charge operating expenses were $14.2 million, a decrease of 8.8% from the $15.6 million level in 2014.

Pokluda commented, "Given today's challenging operating environment we have amplified our efforts to drive exceptionally high levels of focus and strong organizational execution involving new business development, expense management, efficient working capital utilization, gross margin optimization and customer satisfaction. Similar to the first quarter, new business development initiatives involving product line expansions into highly engineered power and control cable, aluminum cable and most recently flexible cable, continue to gain traction. Year-over-year expenses continue to decrease, largely as a result of our major expense reduction initiative implemented in early 2014. Inventory re-profiling has driven significant investment reductions which have favorably impacted working capital requirements, cash flow and debt. Gross margins have remained at levels experienced in more robust economic conditions, and operational excellence at 98% + order accuracy and on-time performance, continue to produce very high levels of customer satisfaction."

Interest expense of $0.2 million decreased 37% from $0.3 million in the prior year period. Average debt levels decreased by 26% from $61.2 million in 2014 to $45.1 million in 2015, while the effective interest rate decreased from 2.1% in 2014 to 2.0% in 2015.

Adjusted net income of $1.5 million decreased by $2.5 million from the second quarter of 2014. Diluted earnings per share excluding the impairment were $0.09 compared to $0.23 in the prior year quarter.

Mr Pokluda further commented, "Despite the current demand levels, we delivered strong operating cash flow, debt reduction continued, and our strong balance sheet again allowed us to return funds to our shareholders through the $0.12 per share dividend."

Six month summary
Sales for the six month period were down 21.7% versus the prior year period and down approximately 17% on a metals adjusted basis. We estimate that MRO sales decreased 9%, and project sales decreased 30%, on a metals adjusted basis. Metals adjusted project and total sales excluding the negative impact resulting from a decline in a large and ongoing infrastructure project fell approximately 12% and 10% respectively.

Gross margin at 21.7% was flat with the 2014 period. "Pricing remains very competitive in the marketplace, especially in those regions where demand for product remains depressed and on large projects. Despite the continuing market pricing pressure, the achievement of this level of gross margin is a testimony to the ability of our sales force to execute under difficult conditions," said Mr. Pokluda. Gross profit dollars decreased $9.5 million or 21.5%, primarily due to the decrease in sales.

Operating expenses increased $0.3 million or 0.8%, primarily driven by the $3.0 million impairment charge. Absent this charge, operating expenses decreased 8.8% from $30.9 million to $28.2 million.

Interest expense of $0.5 million decreased 21% from $0.6 million. Average debt levels decreased 19% from $58.1 million in 2014 to $47.1 million in 2015, while interest rates remained flat at 2%.

Adjusted net income of $3.7 million decreased $4.1 million from the $7.8 million level in the prior year period.

Conference Call
The Company will host a conference call to discuss first quarter results on Thursday, August 6, 2015 at 10:00 a.m., C.T. Hosting the call will be James Pokluda, President and Chief Executive Officer, and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website at www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until August 13, 2015.

Replay, Toll-Free #: 855-859-2056
Replay, Toll #: 404-537-3406
Conference ID # 97965630

About the Company
With over 40 years of experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include: continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables, primary and secondary aluminum distribution cables, private branded products, including LifeGuard™, a low-smoke, zero-halogen cable, mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings. Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

                        HOUSTON WIRE & CABLE COMPANY
                        Consolidated Balance Sheets
                     (In thousands, except share data)

                                                  June 30,     December 31,
                                                    2015           2014
                                                ------------   ------------
                                                 (unaudited)
Assets
Current assets:
  Accounts receivable, net                      $     52,961   $     61,599
  Inventories, net                                    76,269         88,958
  Deferred income taxes                                3,398          3,188
  Income taxes                                         1,288            219
  Prepaids                                             1,000            565
                                                ------------   ------------
Total current assets                                 134,916        154,529

Property and equipment, net                            9,948          8,954
Intangible assets, net                                 7,274          8,501
Goodwill                                              14,866         17,520
Other assets                                             384            309
Deferred income taxes                                    245             --
                                                ------------   ------------
Total assets                                    $    167,633   $    189,813
                                                ============   ============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                                $      1,230   $      3,113
  Trade accounts payable                              10,776          7,993
  Accrued and other current liabilities                9,255         13,282
                                                ------------   ------------
Total current liabilities                             21,261         24,388

Debt                                                  40,339         53,847
Other long term obligations                               95             96
Deferred income taxes                                     --            175
                                                ------------   ------------
Total liabilities                                     61,695         78,506
                                                ------------   ------------

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and
   outstanding                                            --             --
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares
   issued: 17,172,857 and 17,508,015
   outstanding at June 30, 2015 and December
   31, 2014, respectively                                 21             21
  Additional paid-in-capital                          55,543         54,871
  Retained earnings                                  108,650        111,233
  Treasury stock                                     (58,276)       (54,818)
                                                ------------   ------------
Total stockholders' equity                           105,938        111,307
                                                ------------   ------------
Total liabilities and stockholders' equity      $    167,633   $    189,813
                                                ============   ============

                        HOUSTON WIRE & CABLE COMPANY
                    Consolidated Statements of Operations
                                 (Unaudited)
               (In thousands, except share and per share data)

                               Three Months Ended        Six Months Ended
                                    June 30,                 June 30,
                            ------------------------ -----------------------
                                2015         2014        2015        2014
                            -----------  ----------- ----------- -----------

Sales                       $    77,959  $   103,461 $   159,559 $   203,760
Cost of sales                    61,024       81,022     124,900     159,617
                            -----------  ----------- ----------- -----------
Gross profit                     16,935       22,439      34,659      44,143

Operating expenses:
  Salaries and commissions        7,168        8,061      14,406      16,184
  Other operating expenses        6,281        6,728      12,329      13,220
  Depreciation and
   amortization                     726          762       1,438       1,503
  Impairment charge               2,994           --       2,994          --
                            -----------  ----------- ----------- -----------
Total operating expenses         17,169       15,551      31,167      30,907
                            -----------  ----------- ----------- -----------

Operating income (loss)            (234)       6,888       3,492      13,236
Interest expense                    217          345         482         613
                            -----------  ----------- ----------- -----------
Income (loss) before income
 taxes                             (451)       6,543       3,010      12,623
Income taxes                        168        2,512       1,443       4,847
                            -----------  ----------- ----------- -----------
Net income (loss)           $      (619) $     4,031 $     1,567 $     7,776
                            ===========  =========== =========== ===========

Earnings (loss) per share:
  Basic                     $     (0.04) $      0.23 $      0.09 $      0.44
                            ===========  =========== =========== ===========
  Diluted                   $     (0.04) $      0.23 $      0.09 $      0.44
                            ===========  =========== =========== ===========
Weighted average common
 shares outstanding:
  Basic                      17,101,952   17,647,936  17,198,927  17,748,863
                            ===========  =========== =========== ===========
  Diluted                    17,101,952   17,713,021  17,251,178  17,821,479
                            ===========  =========== =========== ===========

Dividend declared per share $      0.12  $      0.12 $      0.24 $      0.23
                            ===========  =========== =========== ===========

                        HOUSTON WIRE & CABLE COMPANY
                   Consolidated Statements of Cash Flows
                                (Unaudited)
                               (In thousands)

                                                          Six Months
                                                        Ended June 30,
                                                  -------------------------
                                                      2015          2014
                                                  -----------   -----------

Operating activities
Net income                                        $     1,567   $     7,776
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Impairment charge                                     2,994            --
  Depreciation and amortization                         1,438         1,503
  Amortization of unearned stock compensation             463           450
  Provision for inventory obsolescence                    330           704
  Deferred income taxes                                  (670)         (319)
  Other non-cash items                                     83            89
  Changes in operating assets and liabilities:
    Accounts receivable                                 8,564        (3,626)
    Inventories                                        12,359         8,035
    Book overdraft                                     (1,883)       (2,176)
    Trade accounts payable                              2,783        (2,007)
    Accrued and other current liabilities              (4,009)       (5,880)
    Income taxes                                       (1,069)         (289)
    Other operating activities                           (520)         (693)
                                                  -----------   -----------
Net cash provided by operating activities              22,430         3,567

Investing activities
  Expenditures for property and equipment              (1,545)         (942)
                                                  -----------   -----------
Net cash used in investing activities                  (1,545)         (942)

Financing activities
  Borrowings on revolver                              151,366       204,327
  Payments on revolver                               (164,874)     (199,118)
  Payment of dividends                                 (4,110)       (4,077)
  Purchase of treasury stock                           (3,267)       (3,852)
  Other financing activities                               --            95
                                                  -----------   -----------
Net cash used in financing activities                 (20,885)       (2,625)

Net change in cash                                         --            --
Cash at beginning of period                                --            --
                                                  -----------   -----------

                                                  -----------   -----------
Cash at end of period                             $        --   $        --
                                                  ===========   ===========

Non-GAAP Financial Disclosures and Reconciliations
While the Company reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. We use the non-GAAP measures to evaluate and manage our operations and provide the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

                        HOUSTON WIRE & CABLE COMPANY
                    Reconciliation of Non-GAAP Measures
                                (Unaudited)
                   (In thousands, except per share data)

                                                     Three Months Ended
Adjusted net income and adjusted diluted EPS            June 30, 2015
                                                  -------------------------
                                                   Net Income   Diluted EPS
                                                  -----------   -----------

Net income (loss), as reported under GAAP         $      (619)  $     (0.04)
Impairment charge                                       2,994          0.18
                                                  -----------   -----------
                                                        2,375          0.14
Tax effect of impairment charge                          (838)        (0.05)
                                                  -----------   -----------
Adjusted net income                               $     1,537   $      0.09
                                                  ===========   ===========

Adjusted net income and adjusted diluted EPS          Six Months Ended
                                                        June 30, 2015
                                                  -------------------------
                                                   Net Income   Diluted EPS
                                                  -----------   -----------

Net income, as reported under GAAP                $     1,567   $      0.09
Impairment charge                                       2,994          0.18
                                                  -----------   -----------
                                                        4,561          0.27
Tax effect of impairment charge                          (838)        (0.05)
                                                  -----------   -----------
Adjusted net income                               $     3,723   $      0.22
                                                  ===========   ===========

CONTACT:
Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com